TAX-FREE FUND FOR UTAH

                  INVESTMENT ADVISORY AGREEMENT


     THIS AGREEMENT, made as of July 22, 1992, by and between TAX-FREE FUND FOR UTAH (the "Fund"), a Massachusetts business trust, 380 Madison Avenue, Suite 2300, New York, New York 10017, and FIRST SECURITY INVESTMENT MANAGEMENT, INC., 61 South Main Street, Salt Lake City, Utah 84111.



                      W I T N E S S E T H :


     WHEREAS, the Fund and the Adviser wish to enter into an investment advisory agreement, referred to hereafter as "this
Agreement";

     NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


1. In General

     The Adviser agrees, all as more fully set forth herein, to act as managerial investment adviser to the Fund with respect to the investment of the Fund's assets, and to supervise and arrange the purchase of securities for and the sale of securities held in the portfolio of the Fund.

2. Duties and Obligations of the Adviser With Respect To
Investment of the Assets of the Fund

          (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Fund, the Adviser shall:

          (i) Supervise continuously the investment program of the Fund and the composition of its portfolio;

          (ii) Determine what securities shall be purchased or sold by the Fund;

          (iii) Arrange for the purchase and the sale of securities held in the portfolio of the Fund; and

          (iv) At its expense provide for pricing of the Fund's portfolio daily using a pricing service or other source of pricing information satisfactory to the Fund and, unless otherwise directed by the Board of Trustees, provide for pricing of the Fund's portfolio at least quarterly using another such source satisfactory to the Fund.

          (b) Any investment program furnished by the Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the Investment Company Act of l940 (the "Act") and any rules or regulations in force thereunder; (2) any other applicable laws, rules and regulations; (3) the Declaration of Trust and By-Laws of the Fund as amended from time to time; (4) any policies and determinations of the Board of Trustees of the Fund; and (5) the fundamental policies of the Fund, as reflected in its registration statement under the Act or as amended by the shareholders of the Fund.

          (c) The Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but the Adviser shall not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon (i) its own investigation and research or (ii) investigation and research made by any other individual, firm or corporation, if such purchase, sale or retention shall have been made and such other individual, firm or corporation shall have been selected in good faith by the Adviser. Nothing herein contained shall, however, be construed to protect the Adviser against any liability to the Fund or its security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

          (d) Nothing in this Agreement shall prevent the Adviser or any affiliated person (as defined in the Act) of the Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way limit or restrict the Adviser or any such affiliated person from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement. It is agreed that the Adviser shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act and the Securities Act of 1933, except for information supplied by the Adviser for inclusion therein. The Adviser shall promptly inform the Fund as to any information concerning the Adviser appropriate for inclusion in such Registration Statement, or as to any transaction or proposed transaction which might result in an assignment of the Agreement. The Fund agrees to indemnify the Adviser to the full extent permitted by the Fund's Declaration of Trust.

          (e) In connection with its duties to arrange for the purchase and sale of the Fund's portfolio securities, the Adviser shall select such broker-dealers ("dealers") as shall, in the Adviser's judgment, implement the policy of the Fund to achieve "best execution," i.e., prompt, efficient, and reliable execution of orders at the most favorable net price. The Adviser shall cause the Fund to deal directly with the selling or purchasing principal or market maker without incurring brokerage commissions unless the Adviser determines that better price or execution may be obtained by paying such commissions; the Fund expects that most transactions will be principal transactions at net prices and that the Fund will incur little or no brokerage costs. The Fund understands that purchases from underwriters include a commission or concession paid by the issuer to the underwriter and that principal transactions placed through dealers include a spread between the bid and asked prices. In allocating transactions to dealers, the Adviser is authorized to consider, in determining whether a particular dealer will provide best execution, the dealer's reliability, integrity, financial condition and risk in positioning the securities involved, as well as the difficulty of the transaction in question, and thus need not pay the lowest spread or commission available if the Adviser determines in good faith that the amount of commission is reasonable in relation to the value of the brokerage and research services provided by the dealer, viewed either in terms of the particular transaction or the Adviser's overall responsibilities as to the accounts as to which it exercises investment discretion. If, on the foregoing basis, the transaction in question could be allocated to two or more dealers, the Adviser is authorized, in making such allocation, to consider (i) whether a dealer has provided research services, as further discussed below; and (ii) whether a dealer has sold shares of the Fund or any other investment company or companies having the Adviser as its investment adviser or having the same sub-adviser, administrator or principal underwriter as the Fund. Such research may be in written form or through direct contact with individuals and may include quotations on portfolio securities and information on particular issuers and industries, as well as on market, economic, or institutional activities. The Fund recognizes that no dollar value can be placed on such research services or on execution services, that such research services may or may not be useful to the Fund and/or other accounts of the Adviser, and that research received by such other accounts may or may not be useful to the Fund.

3.  Allocation of Expenses

     The Adviser agrees that it will furnish the Fund, at the Adviser's expense, all office space, facilities, equipment and clerical personnel necessary for carrying out its duties under this Agreement. The Adviser will also pay all compensation of the Fund's officers, employees, and Trustees, if any, who are affiliated persons of the Adviser. The Fund agrees to bear the costs of preparing and setting in type its prospectuses, statements of additional information and reports to its shareholders, and the costs of printing or otherwise producing and distributing those copies of such prospectuses, statements of additional information and reports as are sent to its shareholders. All costs and expenses not expressly assumed by the Adviser under this Agreement or by such sub-adviser, administrator or principal underwriter shall be paid by the Fund, including, but not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses of its Trustees other than those affiliated with the Adviser or such sub-adviser, administrator or principal underwriter; (v) legal and audit expenses; (vi) custodian and transfer agent, or shareholder servicing agent, fees and expenses; (vii) expenses incident to the issuance of its shares (including issuance on the payment of, or reinvestment of, dividends); (viii) fees and expenses incident to the registration under Federal or State securities laws of the Fund or its shares;
(ix) expenses of preparing, printing and mailing reports and notices and proxy material to shareholders of the Fund; (x) all other expenses incidental to holding meetings of the Fund's shareholders; and (xi) such non-recurring expenses as may arise, including litigation affecting the Fund and the legal obligations for which the Fund may have to indemnify its officers and Trustees.

4. Compensation of the Adviser

          (a) The Fund agrees to pay the Adviser, and the Adviser agrees to accept as full compensation for all services rendered by the Adviser as such, a management fee payable monthly and computed on the net asset value of the Fund as of the close of business each business day at the annual rate of .23 of 1% of such net asset value.

          (b) The Adviser agrees that the above fee shall be reduced, but not below zero, by an amount equal to its pro-rata portion (based upon the aggregate fees of the Adviser and the Administrator) of the amount, if any, by which the total expenses of the Fund in any fiscal year, exclusive of taxes, interest, and brokerage fees, shall exceed the lesser of (i) 2.5% of the first $30 million of average annual net assets of the Fund plus 2.0% of its average annual net assets in excess of $30 million up to $100 million, plus 1.5% of its average annual net assets in excess of $100 million, or (ii) 25% of the Fund's total annual investment income. The payment of the above fee at the end of any month will be reduced or postponed so that at no time will there be any accrued but unpaid liability under this expense limitation, subject to readjustment during the year.

5. Duration and Termination

          (a) This Agreement shall become effective on the effective date of the Registration Statement containing the initial registration of shares of the Fund and shall, unless terminated as hereinafter provided, continue in effect until the first meeting of the Fund's shareholders and if approved at that meeting, shall continue in effect until the December 31 next preceding the second anniversary of the effective date of this Agreement, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (1) by a vote of the Fund's Board of Trustees, including a vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, with votes cast in person at a meeting called for the purpose of voting on such approval, or (2) by a vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Fund and by such a vote of the Trustees. If the Fund's shareholders fail to approve this Agreement, the Adviser may continue to serve and act in that capacity pending further action by the Business Trust's Board of Trustees or the Fund's shareholders, provided that the compensation received by the Adviser during such period is equal to no more than its actual costs incurred in furnishing such services to the Fund or the amount it would have received under this Agreement, whichever is less.

          (b) This Agreement may be terminated by the Adviser at any time without penalty upon giving the Fund sixty days' written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Adviser sixty days' written notice (which notice may be waived by the Adviser), provided that such termination by the Fund shall be directed or approved by a vote of a majority of its Trustees in office at the time or by a vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its assignment (as defined in the Act). However, the Adviser agrees that it will not exercise its termination rights for at least two years from the effective date of this Agreement except for regulatory reasons.

 6.  Disclaimer of Shareholder Liability

          The Adviser understands that the obligations of this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund's property; the Adviser represents that it has notice of the provisions of the Fund's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Fund.

7. Notices of Meetings

          The Fund agrees that notice of each meeting of the Board of Trustees of the Fund will be sent to the Adviser and that the Fund will make appropriate arrangements for the attendance (as persons present by invitation) of such person or persons as the Adviser may designate.

          IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.



ATTEST:                    TAX-FREE FUND FOR UTAH


/s/Kenneth L. MacRitchie      /s/Lacy B. Herrmann
________________________   By:___________________________________
Kenneth L. MacRitchie              Lacy B. Herrmann
 Assistant Secretary            President and Chairman




ATTEST:                    FIRST SECURITY INVESTMENT
                              MANAGEMENT, INC.


/s/Sterling K. Jenson
________________________   By:___________________________________